Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

February 5, 2009

DB Commodity Services LLC,

    as Managing Owner of PowerShares DB Commodity

    Index Tracking Fund and

    DB Commodity Index Tracking Master Fund

c/o DB Commodity Services LLC

60 Wall Street

New York, New York 10005

Re:	PowerShares DB Commodity Index Tracking Fund
DB Commodity Index Tracking Master Fund
Post-Effective Amendment No. 1 to Form S-1
on Form S-3 (SEC File No.: 333-150217)

Dear Sir or Madam:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, of the Post-Effective Amendment No. 1 to Form S-1 on Form S-3, filed with the SEC on or about February 5, 2009 (the “Registration Statement”) (which also constitutes Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (SEC File No.: 333-141631)) of PowerShares DB Commodity Index Tracking Fund (the “Fund”) and DB Commodity Index Tracking Master Fund (the “Master Fund”), each a Delaware statutory trust organized on May 23, 2005.

We have reviewed such documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of this opinion. Based upon the foregoing, we hereby confirm our opinions contained under the heading “Material U.S. Federal Income Tax Considerations” in the Prospectus constituting a part of the Registration Statement that each of the Fund and the Master Fund will be classified as a partnership for U.S. federal income tax purposes.

We also advise you that the tax discussion under the captions “The Risks You Face”, paragraphs (22), (23) and (24), “Summary – U.S. Federal Income Tax Considerations,” and “Material U.S. Federal Income Tax Considerations” in the Prospectus constituting a part of the Registration Statement correctly describes the material aspects of the U.S. federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Fund and Master Fund.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

DB COMMODITY SERVICES, LLC FEBRUARY 5, 2009 PAGE 2	NEW YORK

Our opinion represents our best legal judgment with respect to the proper U.S. federal income tax treatment of the Fund, Master Fund and United States individual taxpayers investing in the Fund, based on the materials reviewed. Our opinion assumes the accuracy of the facts as represented in documents reviewed or as described to us and could be affected if any of the facts as so represented or described are inaccurate.

Very truly yours,

/s/ Sidley Austin LLP